Exhibit 99.1

NeuroBo Pharmaceuticals Appoints Joseph Hooker

as Interim Chief Executive Officer and President

Experienced Executive Brings Approximately 40 Years of Pharmaceutical, Clinical Development and Operational Experience

BOSTON, January 18, 2023 -- NeuroBo Pharmaceuticals, Inc. (Nasdaq: NRBO), a clinical-stage biotechnology company focused on therapies for cardiometabolic diseases, today announced that it has appointed Joseph Hooker as Interim Chief Executive Officer and President.

Mr. Hooker’s appointment follows Gil Price, M.D.’s decision to retire from his position as President and Chief Executive Officer of NeuroBo. NeuroBo’s Board of Directors plans to initiate a candidate search with the assistance of a leading executive search firm to identify Dr. Price’s permanent successor.

"We are at an important stage in the evolution of NeuroBo, so we are pleased to have Joe serve as our President and CEO on an interim basis as we conduct a search for our next CEO,” said Andrew I. Koven, Chairman of the NeuroBo Board of Directors. “Joe’s experience and demonstrated leadership are an ideal fit for NeuroBo as we move our newly acquired assets, DA-1241 and DA-1726, into the next stages of clinical development and address the other strategies instrumental to NeuroBo's success. We expect to benefit from Joe’s combination of clinical, business development and executive expertise, and his diverse experience working with a number of emerging and large biopharmaceutical companies.”

“On behalf of the NeuroBo Board of Directors, I also want to thank Gil for his contributions to NeuroBo during a transformative time in NeuroBo’s trajectory, in which we completed the acquisition of rights to DA-1241 and DA-1726, and solidified our financial position by completing a successful $32.3 million financing in November of 2022. Under Joe’s leadership, we are highly confident in the NeuroBo team’s ability to continue advancing our mission and achieving our long-term goals while executing on NeuroBo’s strategic priorities,” Mr. Koven concluded.

Joseph Hooker, Interim CEO and President, stated, “Looking ahead, it is an exciting time for NeuroBo as we continue to advance DA-1241 and DA-1726 through their next stages of clinical development. The acquisition of these two cardiometabolic assets marks a seismic shift for NeuroBo, providing NeuroBo with a highly promising, diversified pipeline with several upcoming value inflection points particularly in the exciting nonalcoholic steatohepatitis (NASH) and obesity space -- areas with enormous market opportunity, and I look forward to collaborating with the Board and NeuroBo’s partner, Dong-A ST Co. Ltd., on development of these newly acquired assets. We have an opportunity to make NeuroBo into a leader in development of treatments for NASH, along with obesity and type 2 diabetes, and our focus is to file the Phase 2a IND for DA-1241 NASH indication and preparation for IND filing of DA-1726 an obesity indication.”

“Over the past year, we have developed a clear vision and laid a strong foundation for the future of NeuroBo. I wish to extend my sincere gratitude to my team, our BOD, and our stockholders for their unwavering support during this exciting time,” said Dr. Price.

About Joseph Hooker:

Mr. Hooker has served as an independent consultant and advised on an ad hoc basis for leading management consultancies and various pharmaceutical companies with respect to clinical trials, CROs and program management. Previously, Mr. Hooker was Sr. Director of Clinical Operations/Program Leader Rare Disease, Oncology for X4 Pharmaceuticals, Inc., where he led a cross-functional global program team, pre-clinical through development and commercialization, including strategic planning, oversight, execution of clinical operations and the management of staff. Mr. Hooker earlier served as Director, Program Leadership at Biogen, where he led programs and clinical development for gene therapy, ALS, ophthalmology, rare orphan disease, and CNS. Mr. Hooker also previously served as Senior Director, Clinical Operations at Pierian Bioscience, where he developed and led clinical operations for an oncology device program, and served as Chief Operating Officer of MedAvante-ProPhase and Head, Clinical Operations for Sandoz Biopharmaceuticals, division of Novartis. Mr. Hooker began his pharmaceutical career as Senior Clinical Trial Manager and project leader at DuPont-Merck Pharmaceuticals, and also served at various times in clinical trial management roles at Shire Pharmaceuticals, Cephalon Pharmaceuticals, Quintiles and Novo Nordisk. Mr. Hooker received a BA from Rutgers University and an MBA from Rider University.

About NeuroBo Pharmaceuticals

NeuroBo Pharmaceuticals, Inc., is a clinical-stage biotechnology company focused on therapies for cardiometabolic diseases. Its primary therapeutics programs include DA-1241 and DA-1726. DA-1241 is a novel G-Protein-Coupled Receptor 119 (GPR119) agonist, which promotes the release of key gut peptides GLP-1, GIP and PYY, which, in turn, play an important role in glucose metabolism, lipid metabolism and weight loss. DA-1726 is a novel oxyntomodulin (OXM) analogue functioning as a glucagon-like peptide-1 receptor (GLP1R) and glucagon receptor (GCGR) dual agonist. OXM is a naturally-occurring, 37-amino acid peptide hormone that is released from the gut after ingestion of a meal, activating both the GLP-1 and glucagon receptors, prompting reduced food intake as well as an increase in energy expenditure, potentially resulting in superior body weight loss compared to selective GLP-1 receptor agonists.

For more information visit: https://www.neurobopharma.com.

Forward Looking Statements

Any statements in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding the development of NeuroBo’s product candidates and the therapeutic potential, timing and nature of clinical trials and potential regulatory approval of NeuroBo’s clinical programs and pipeline. Forward-looking statements are usually identified by the use of words, such as "believes," "anticipates," "expects," "intends," "plans," "may," "potential," "will," "could" and similar expressions. Actual results may differ materially from those indicated by forward-looking statements as a result of various important factors and risks. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risks associated with NeuroBo’s ability to execute on its commercial strategy, the success of NeuroBo’s new interim CEO and President, the advancement of NeuroBo’s drug development pipeline, in particular through clinical development, NeuroBo’s expectations regarding hiring a new Chief Executive Officer, NeuroBo’s ability to follow the timeline for regulatory submissions and obtain regulatory approvals with respect to the development and commercialization of NeuroBo’s current and future product candidates, the ability to realize the benefits of the license agreement with Dong-A, including the impact on future financial and operating results of NeuroBo; the ability to integrate the new product candidates into NeuroBo’s business in a timely and cost-efficient manner; the cooperation of NeuroBo’s contract manufacturers, clinical study partners and others involved in the development of NeuroBo’s current and future product candidates; costs related to the license agreement, known and unknown, including costs of any litigation or regulatory actions relating to the license agreement; changes in applicable laws or regulations; effects of changes to NeuroBo’s stock price on the terms of the license agreement and any future fundraising; and other risks and uncertainties described in NeuroBo’s filings with the SEC; and other factors discussed in the "Risk Factors" section of NeuroBo's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2022 and NeuroBo’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2022. In addition, the forward-looking statements included in this press release represent NeuroBo's views as of the date hereof. NeuroBo anticipates that subsequent events and developments will cause its views to change. However, while NeuroBo may elect to update these forward-looking statements at some point in the future, NeuroBo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing NeuroBo's views as of any date subsequent to the date hereof.

Contacts

Investors & Media:

Rx Communications Group

Michael Miller

+1-917-633-6086

mmiller@rxir.com